UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________

FORM S-1/A Amendment No. 1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 Active Health Foods, Inc. (Exact Name of registrant in its charter)

California	5149	26-1736663
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6185 Magnolia Ave., Suite 403
Riverside, CA 92506
Telephone: (626) 335-7750 Fax: (626) 335-7750
(Address and telephone number of principal executive offices)

Greg Manos, President Active Health Foods, Inc. 6185 Magnolia Ave., Suite 403 Riverside, CA 92506
Telephone: (951) 360-9970 Fax: (626) 335-7750
(Name, address and telephone number of agent for service)

Copies to: Joseph D. MacKenzie Attorney at Law 8350 Wilshire Blvd., Suite 200 Beverly Hills, CA 90211-2348 nbdc@onebox.com

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462I under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company.
Large accelerated filer [  ]     Accelerated filer [  ]     Non-accelerated filer [  ]     Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE
Tile of each class of securities to be registered (1)	Dollar amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee (3)
Common Stock (par value $0.001)	$300,000.00	$0.10	$300,000.00

(1)	This registration statement covers the sale by the Company of up to an aggregate of up to 3,000,000 shares of Active Health Foods, Inc. common stock.
(2)
This is an initial offering of securities by the registrant and no current trading market exists for our common stock. The Offering price of the common stock offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value.  The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company.  In determining the Offering Price, the Company considered such factors as the prospects, if any, of similar companies, the previous experience of management, the Company’s anticipated results of operations, the present financial resources of the Company, and the likelihood of acceptance of this Offering.

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and does not solicit an offer to buy these securities in any state where the offer or sale is not permitted. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.  There is no established public market for Active Health Foods, Inc. and Active Health Foods, Inc. is not currently listed or quoted on any quotation service.  The offering price has been arbitrarily determined. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

Prospectus
Active Health Foods, Inc.

3,000,000 Shares of Common Stock

$0.10 per share

This is a direct primary offering by Active Health Foods, Inc. (“AHF” or the “Company”) on a self-underwritten basis, with a minimum of 250,000 and a maximum of 3,000,000 shares of its common stock, at a price of $0.10 per share, being offered. The shares are intended to be sold directly through the efforts of Gregory Manos, our sole officer and director. Management is not entitled to participate in this offering. The intended methods of communication include, without limitation, telephone and personal contacts.  For more information, see the section titled “Plan of Distribution” on page 13 herein. There is no minimum purchase requirement.

The proceeds from the sale of the shares in this offering will be payable to Active Health Foods, Inc., which shall open a separate bank account for deposit of the proceeds until the Minimum Offering has been reached. All subscription funds will be held in a non-interest bearing bank account, to be established by the Company, pending the achievement of the Minimum Offering and no funds shall be released to the Active Health Foods, Inc. general operating account until such time as the minimum proceeds are raised. If the Minimum Offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days. Should the offering be extended, each investor shall be notified within 30 days thereafter in writing via U. S. Mail at the address provided on their Subscription Agreement. See the section entitled “Plan of Distribution” on page 13 herein.

This offering may terminate on the earlier of: (i) the date when the sale of all 3,000,000 shares is completed, (ii) anytime after the Minimum Offering of 250,000 shares of common stock is achieved, or (ii) 180 days from the effective date of this document, or any extension thereto.

Prior to this offering, there has been no public market for Active Health Foods, Inc.’s common stock.  We are a development stage company which currently has limited operations and has not generated any significant revenue. Therefore, any investment involves a high degree of risk.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. PLEASE SEE THE SECTION OF THIS PROSPECTUS TITLED “RISK FACTORS” COMMENCING ON PAGE 8.  NEITHER THE SECURITIES AND EXCHANGE COMMSSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRRY IS A CRIMINAL OFFENSE.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.10	$0.00	$0.10
Minimum	250,000	$25,000	$0.00	$25,000
Maximum	3,000,000	$300,000	$0.00	$300,000

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is March 1, 2010

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We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

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INFORMATION REQUIRED IN PROSPECTUS

ITEM 3 – SUMMARY INFORMATION AND RISK FACTORS

PROSPECTUS SUMMARY INFORMATION

Company Business Overview

Active Health Foods, Inc. (“AHF” or the “Company”), was incorporated in the State of California on January 9, 2008 under the same name.

Active Health Foods, Inc. is a California corporation and developmental stage company with a principal business objective of providing competitively priced, premium quality, organic energy bars. Active Health Foods, Inc. has developed the brand name “Active XTM” for its energy bars. The term “Active XTM” was trademarked by the company on May 6, 2008 (Exhibit 99.2).  Active XTM energy bars are very moist and flavorful, 100% organic and 100% natural, made from a proprietary formula developed by and exclusive to Active Health Foods, Inc. This proprietary blend only uses high quality natural and organic ingredients. Active XTM energy bars come in four flavors:

►           Almond Chocolate Delight
►           Peanut Butter Chocolate Joy
►           Cashew Berry Dream
►           Coconut Cocoa Passion

In addition, Active Health Foods, Inc. has developed an energy bar specifically targeted for dialysis patients because of its high protein content. This particular kidney patient energy bar is likewise very moist and flavorful, made with both 100% organic and 100% natural ingredients, from a proprietary formula developed by and exclusive to Active Health Foods, Inc. This proprietary blend only uses high quality natural and organic ingredients. This Active XTM energy bar comes in one flavor at this time:

►           Double Chocolate Chip

Each standard and renal energy bar is 1.8 net ounces and comes wrapped in a distinctive, decorated full color wrapping. Each flavor is packaged into a full color decorated display box, which is specifically designed to be used as a counter display for the retailer. Each uniquely designed display box holds 16 bars. There are eight display boxes to a case, for a total of 128 bars per case.

Active Health Foods, Inc. has the standard Active XTM bars produced in the state of Oregon by Betty Lou’s, Inc., 750 South East Booth Bend Road, McMinnville, Oregon. The dialysis patient Active XTM bar is produced by Noble Foods, Inc., 250-A Avro Pointe Claire, Quebec Province, Canada.  We do not have any written contracts with either of these companies.

The company Think, Plan, Deliver, 1010 #B Southwest Eleventh Ave., Portland, Oregon produces the wrappings and boxes for Active Health Foods, Inc. from designs developed by and exclusive to Active Health Foods, Inc. Once produced, the wraps and boxes are shipped directly to the production facilities in Oregon and Canada that make the energy bars using the proprietary formula developed by and exclusive to Active Health Foods, Inc. We do not have any written contracts with this company.

Following production of the Active XTM bars, in whichever location they are produced, the energy bars will be shipped directly to distributors or retailers or the Company will have the bars shipped to a local warehouse to be stored until further consignment to vendors.

Active Health Foods, Inc. has identified a management company with a network of both brokers and distributors across the United States that will sell to retail outlets including, but not limited to, health food stores, gyms, and dialysis centers, as well as any other location it is appropriate and viable for marketing Active XTM energy bars. It is the intent of Active Health Foods, Inc. to retain this management company once there is sufficient working capital generated for steady production of the Active XTM bars.

We are a small, start-up company that lacks a stable customer base.  Since our inception on January 9, 2008 to the present, we have generated only nominal revenues. We believe that the funds expected to be received from the minimum sale of our common equity will be sufficient to finance our efforts to become operational and carry us through the next twelve (12) months. There can be no assurance that the actual expenses incurred will not materially exceed our estimates. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern.  If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to obtain such financing.  We cannot assure you that any financing can be obtained or, if obtainable, that it will be on reasonably acceptable terms.

We have filed this registration statement in an effort to become a fully reporting company with the Securities and Exchange Commission in order to enhance our ability to raise additional working capital. There is currently no public market for our common stock. We are currently in discussions, or will soon commence discussions, with various market makers in order to arrange for an application to be made with respect to our common stock for approval for quotation on the Over-the-Counter Bulletin Board (OTCBB) upon the effectiveness of this prospectus and closure of the offering.

Website

The Company’s web site has not been launched nor has it been advertised or promoted as yet.  The Company will seek to develop a comprehensive website once operating capital becomes available.

Personnel

Active Health Foods, Inc. currently has one individual acting as the sole officer and director of the company.  This individual allocates time and personal resources to the Company on a part-time basis.

Outstanding Shares

As of the date of this prospectus, AHF has 22,750,000 shares of $0.001 par value common stock issued and outstanding to three shareholders.

Fiscal Year End

Active Health Foods, Inc.’s fiscal year end is December 31.

The Offering

This is a direct primary offering by Active Health Foods, Inc., on a self-underwritten basis, with a minimum of 250,000 and a maximum of 3,000,000 shares of its common stock, at a price of $0.10 per share, being offered. The proceeds from the sale of the shares in this offering will be payable to Active Health Foods, Inc. We intend to open a standard, non-interest bearing, bank account to be used only for the deposit of funds received from the sale of the shares in this offering, until the minimum offering is achieved, at which time the funds shall be placed in the Company’s general operating account. If the minimum number of shares in this offering are not sold by the expiration date of this offering, the funds will be promptly returned to the investors, without interest or deduction.

All subscription funds will be held by Active Health Foods, Inc. in a separate bank account, to be opened by the Company specifically for the purposes of this offering, pending the achievement of the Minimum Offering and no funds will be released to the Active Health Foods, Inc. general account until such time as the minimum proceeds are raised (see the section titled “Plan of Distribution” on page 13 herein). Any additional proceeds received after the Minimum Offering is achieved will be immediately released to the Company. The offering may terminate on the earlier of: (i) the date when the sale of all 3,000,000 shares is completed, (ii) anytime after the minimum offering of 250,000 shares of common stock is achieved, or (ii) 180 days from the effective date of this document, or any extension thereto.

If the Minimum Offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees unless the Company extends the offering period an additional 180 days. Should the offering be extended, each investor shall be notified within 30 days thereafter, in writing, via U. S. Mail at the address provided on their Subscription Agreement. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering, or as soon thereafter as practicable.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

Active Health Foods, Inc. will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, sales and marketing, and for general working capital which includes, but is not limited to, production and distribution of our product, maintaining inventory, office equipment and furniture, office supplies, rent, utilities, and salaries.

Active Health Foods, Inc. has identified Holladay Stock Transfer, Inc., 2939 N. 67th Place, Scottsdale, Arizona, with a telephone number of (480) 481-3940, as the transfer agent we intend to retain once the offering is closed.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists. Please refer to the sections titled “Risk Factors” on page 8 and “Dilution” on page 13 before making an investment in this stock.

Summary Financial Information

The following tables set forth summary financial data derived from our financial statements.  The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Statements of Operations:

				From	From
				Inception on	Inception on
	For the Three	For the Three	For the Nine	January 9,	January 9,
	Months Ended	Months Ended	Months Ended	2008 Through	2008 Through
	September 30,	September 30,	September 30,	September 30,	September 30,
	2009	2008	2009	2008	2009

REVENUES	$-	$-	$-	$16,764	$16,764
COST OF SALES	-	-	-	12,093	12,093
GROSS PROFIT	-	-	-	4,671	4,671
OPERATING EXPENSES
Impairment of intangible assets	-	-	-	-	64,502
General and administrative	2,108	4,225	6,096	226,772	229,059
Total Operating Expenses	2,108	4,225	6,096	226,772	293,561
LOSS FROM OPERATIONS	(2,108)	(4,225)	(6,096)	(222,101)	(288,890)

OTHER INCOME
Interest expense	(1,463)	(1,351)	(3,238)	-	(6,288)
Gain on extinguishment of debt	-	-	-	-	500
Total Other Income (Expense)	(1,463)	(1,351)	(3,238)	-	(5,788)
NET (LOSS)	$(3,571)	$(5,576)	$(9,334)	$(222,101	$(294,678)

BASIC LOSS PER SHARE	(0.00)	(0.01)	(0.00)	(0.22)
WEIGHTED AVERAGE
NUMBER OF COMMON SHARES
OUTSTANDING	5,019,022	1,000,000	2,354,396	997,765

[Balance of this page intentionally left blank]

Balance Sheet

	September 30,	December 31,
	2009	2008
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$ 2,642	$ 17
Total Current Assets	2,642	17

TOTAL ASSETS	$ 2,642	$ 17

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Trade accounts payable and accrued expenses	$ -	$ 1,197
Related party payable	10,000	-
Notes payable, current	7,370	7,639
Total Current Liabilities	17,370	8,836
Long-Term Liabilities
Notes payable, net of discount	36,697	38,952
Total Long-Term Liabilities	36,697	38,952

Stockholders' Equity (Deficit)
Common stock; $0.001 par value; 100,000,000 shares authorized;
22,750,000 and 1,000,000 shares issued and outstanding respectively	3,850	100
Additional paid-in capital	239,403	237,473
Deficit accumulated during the development stage	(294,678)	(285,344)
Total Stockholders' Equity (Deficit)	(51,425)	(47,771)
Total Liabilities and Stockholders' Equity	$ 2,642	$ 17

Blank Check Issue

We are not a blank check corporation. Section 7(b)(3) of the Securities Act of 1933, as amended, defines the term “blank check company” to mean any development stage company issuing a penny stock that “(A) has no specific plan or purpose, or (B) has indicated that its business plan is to merge with an unidentified company or companies.” In Securities Act Release No. 33-6932, released April 13, 1992, which adopted rules relating to blank check offerings, the Securities and Exchange Commission stated in section II titled “Discussion of the Rules” subsection “A. Scope of Rule 419”, the following: “. . . start-up companies with specific business plans are not subject to Rule 419, even if operations have not commenced at the time of the offering.” We have a specific plan and purpose and we have no plans to be acquired by or to merge with any unidentified company or companies. Our business purpose and our specific plan are delineated herein in detail.

Special Note Regarding Forward Looking Statements

The Securities and Exchange Commission (“SEC”) encourages companies to disclose forward-looking information so that investors can better understand future prospects and make informed investment decisions. This prospectus contains these types of statements. Words, in their singular or plural form, such as “may”, “expect”, “believe”, “intend”, “plan”, “anticipate”, “estimate”, “project”, “continue” or their derivatives or comparable terminology used in connection with any discussion of future operating results or financial performance identify forward-looking statements. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus. All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The factors listed in the “Risk Factors” section on page 8 of this prospectus, as well as any cautionary language in this prospectus, provide examples of these risks and uncertainties. The safe harbor for forward-looking statements is not applicable to this offering pursuant to Section 27A of the Securities Act of 1933.

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management’s assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed products that we expect to market, our ability to establish a substantial customer base, management’s ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which we function.

CORPORATE ADDRESS AND TELEPHONE NUMBER

Active Health Foods, Inc.’s operations and corporate offices are located at 6185 Magnolia Ave., Suite 403, Riverside, CA 92506, with a telephone number of (951) 360-9970.

RISK FACTORS

Investment in the securities offered herein is speculative, involves a high degree of uncertainty, is subject to a number of risks and is suitable only for investors of substantial financial means.  Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock offered in this prospectus. Only those investors who are prepared to potentially risk a total financial loss of their investment in this company should consider investing. Any of the following risks could have a material adverse effect on the Company’s business, financial condition, operations or prospects and cause the value of our common stock to decline, which could cause you to lose all or part of your investment. When determining whether to invest, you should also refer to and consider the other information in this prospectus, including, but not limited to, the financial statements and related notes.

The factors set forth below, along with the other information contained herein, should be considered carefully in evaluating our prospects. Further, this document contains certain forward-looking statements that involve risks and uncertainties, such as statements of our plans, goals, objectives, expectations and intentions. The cautionary statements made in this section apply to all forward-looking statement wherever they appear in this document. Readers are cautioned that, while the forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance, and involve risks and uncertainties. In addition, actual results could differ materially from those discussed herein and our business, our financial condition or the results of operations could be materially and adversely affected. In such case, some of the factors that could cause or contribute to such differences include those discussed below, as well as those discussed elsewhere in this document. In the event that actual results do not meet expectations, there could be a consequent negative effect on the position of investors.

Active Health Foods, Inc.’s operations depend solely on the efforts Gregory Manos, the sole officer and director of the Company.  Mr. Manos has no experience related to public company management.  Because of this, we may be unable to offer and sell the shares in this offering, develop our business or manage our public reporting requirements. The Company cannot guarantee that it will be able to overcome any such obstacles.

Gregory Manos, our sole officer and director, is involved in other employment opportunities and may periodically face a conflict in selecting between Active Health Foods, Inc. and other personal and professional interests. The Company has not formulated a policy for the resolution of such conflicts, should they occur. If the Company loses Mr. Manos to other pursuits without a sufficient warning, the Company may, consequently, go out of business.

The following are risk factors which are directly related to the Company’s business, financial condition and this offering. Investing in our securities involves a high degree of risk and you should not invest in these securities unless you can afford to lose your entire investment. You should read these risk factors in conjunction with other more detailed disclosures located elsewhere in this prospectus.

IF WE ARE UNABLE TO CONTINUE AS A GOING CONCERN, INVESTORS MAY FACE A COMPLETE LOSS OF THEIR INVESTMENT

As of the date of this prospectus, we have commenced operations and generated limited revenues. From inception on January 9, 2008 until December 31, 2008, the end of our fiscal year, we had sales of $16,764 and a net loss of $285,344. From inception on January 9, 2008 up to the period ending September 30, 2009, we had total sales of $16,764 and a net loss of $294,678.Taking these facts into account, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in the independent registered public accounting firm’s report to the financial statements included in the registration statement, of which this prospectus is a part. If our business fails, the investors in this offering may face a complete loss of their investment.

BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OEPRATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE

We were incorporated on January 9, 2008. As of December 31, 2008, the end of our fiscal year, we had revenues of $16,764 and a net loss of $285,344. From inception on January 9, 2008 up to the period ending September 30, 2009, we had total revenues of $16,764 and a net loss of $294,678. We have no significant operating history nor do we have anyone experienced in managing a public company. There is no assurance that we will be able to maintain any sustainable operations. It is not possible at this time to predict success with any degree of certainty due to problems associated with the commencement of new business. An investor should consider the risks, expenses and uncertainties that a developing company like ours faces. Potential investors should be aware that there is a substantial risk of failure associated with any new business venture as a result of problems encountered in connection with the commencement of new operations. These problems include, but are not limited to, an unstable economy, unanticipated problems relating to the entry of new competition, unanticipated moves by existing competition and unexpected additional costs and expenses that may exceed current estimates. Also, to date, we have completed only partial development of our intended operations and we can provide no assurance that our company will have a successful commercial application. There is no operating history upon which to base any projections as to the likelihood that we will prove successful in our current business plan, and thus there can be no assurance that we will be a viable, ongoing concern.

WE MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE

We have limited capital resources and require substantial capital to adequately fund the Company. To date, we have funded our operations with limited initial capital and minimal sales and have not generated sufficient funds from operations to be profitable or to maintain consistent operations. Unless we begin to generate sufficient revenues, on a consistent basis, to sustain an ongoing business operation, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations if additional financing, under acceptable terms and conditions, is not available. In the event our cash resources are insufficient to continue operations, we intend to consider raising additional capital through offerings and sales of equity or debt securities. In the event we are unable to raise sufficient funds, we will be forced to terminate business operations. The possibility of such an outcome presents the risk of a complete loss of your investment in our common stock.

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE THE COMPANY’S SOLE OFFICER AND DIRECTOR CONTROLS A MAJORITY OF THE ISSUED AND OUTSTANDING COMMON STOCK

The present management owns a majority of the outstanding common stock at the present time and will continue to own a majority of the outstanding common stock even if the maximum number of common shares is purchased in this offering. As a result of such ownership, investors in this offering will have limited control over matters requiring approval by our security holders, including the election of directors, the approval of significant corporate transactions and any change of control and management of the Company. This concentrated control may also make it difficult for our stockholders to receive a premium for their shares of their common stock in the event the Company enters into transactions which require stockholder approval.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF THE COMPANY FAILS TO IMPLEMENT ITS BUSINESS PLAN

As a development stage company, we expect to face substantial risks, uncertainties, expenses and difficulties. Since inception, we have no demonstrable operational history of any substance upon which you can evaluate our business and prospects. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. These risks include, without limitation, an unstable economy, competition, the absence of ongoing revenue streams, inexperienced management, lack of sufficient capital, and lack of brand recognition. We cannot guarantee that we will be successful in accomplishing our objectives.

As of the date of this prospectus, we have had only limited start-up operations and have only generated limited revenues while incurring substantial start-up costs. Taking these facts into account, independent auditors have expressed substantial doubt about our ability to continue as a going concern. See the independent auditors’ report to the financial statements which is included in this registration statement. In addition, our lack of operating capital could negatively impact the value of our common shares and could result in the loss of your entire investment.

THE COSTS, EXPENSES AND COMPLEXITY OF SEC REPORTING AND COMPLIANCE MAY INHIBIT OR SEVERELY RESTRICT  OUR OPERATIONS

After the effectiveness of this registration statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. The costs of complying with these complex requirements may be substantial and require extensive consumption of our time as well as retention of expensive specialists in this area. In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit our ability to continue our operations.

THE COMPANY MAY NOT BE ABLE TO GENERATE REVENUES

We expect to earn revenues solely in our chosen business area. In the opinion of our management, we reasonably believe that the Company will begin to generate significant revenues within approximately twelve months from the date the Minimum Offering is achieved. However, failure to generate sufficient and consistent revenues to fully execute and adequately maintain our business plan may result in failure of our business and the loss of your investment.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS

The market for customers is intensely competitive and such competition is expected to continue to increase. Generally, our actual and potential competitors are larger companies with longer operating histories, greater financial and marketing resources, with superior name recognition and an entrenched client base. Therefore, many of these competitors may be able to devote greater resources to attracting customers and be able to grant preferred pricing. Competition by existing and future competitors could result in our inability to secure an adequate consumer base sufficient enough to support our endeavors. We cannot be assured that we will be able to compete successfully against present or future competitors or that the competitive pressure we may face will not force us to cease operations.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES BECAUSE THERE IS NO PUBLIC MARKET FOR OUR STOCK

There is no public market for our common stock. The majority of our issued and outstanding common stock is currently held by the management of the Company. Therefore, the current and potential market for our common stock is limited. In the absence of being listed, no public market is available for investors in our common stock to sell their shares. We cannot guarantee that a meaningful trading market will develop or that we will be successful in attaining listing on the OTCBB or any other market. If we are quoted on the OTCBB, there is no assurance that a market for our common shares will develop and if a market develops, there can be no assurance that the price of our shares in the market will be equal to or greater than the price per shares investors pay in this offering, which was arbitrarily determined. In fact, the price of our shares in any market that may develop could be significantly lower than the purchase price herein. Furthermore, if our stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond our control. In addition, the stock market may experience extreme price and volume fluctuations without a direct relationship to the operating performance.

INVESTORS MAY HAVE DIFFICULTY LIQUIDATING THEIR INVESTMENT BECAUSE OUR STOCK WILL BE SUBJECT TO PENNY STOCK REGULATION

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, thereby reducing the level of trading activity in any secondary market that may develop for our shares. Consequently, shareholders in our securities may find it difficult to sell their securities, if at all.

WE DO NOT CURRENTLY INTEND TO PAY DIVIDENDS ON OUR COMMON STOCK SO CONSEQUENTLY YOUR ABILITY TO ACHIEVE A RETURN ON YOUR INVESTMENT WILL DEPEND ON APPRECIATION IN THE PRICE OF OUR COMMON STOCK

Prospective investors should not anticipate receiving any dividends from our common stock. We intend to retain future earnings, if any, to finance our growth and development and do not plan to pay cash or stock dividends. The lack of dividend potential may discourage prospective investors from purchasing our common stock.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION

The present management acquired a total of 20,900,000 restricted shares of our common stock at a price valued at the par value of $0.001. Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial dilution. Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additional sales of our common stock in the future could result in further dilution. Please refer to the section titled “Dilution” on page 13 herein.

ALL OF OUR PRESENTLY ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED. WHEN THE RESTRICTION ON ANY OR ALL OF THESE SHARES IS LIFTED, AND IF THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF OUR COMMON STOCK COULD BE ADVERSELY AFFECTED

All of the presently outstanding shares of common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which became effective on or about February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities that were initially issued by a reporting or non-reporting shell company or an Issuer that has at anytime previously been a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by any founder of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

THE COMPANY IS SELLING THE SHARES OFFERED IN THIS PROSPECTUS WITHOUT AN UNDERWRITER AND MAY NOT BE ABLE TO SELL ANY OF THE SHARES OFFERED HEREIN

This is a self-underwritten, direct primary offering, that is, we are not going to engage the services of any underwriter to sell the shares. We intend to sell our shares in this offering through our sole officer and director, who will receive no commission. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that the Company, through its present management, is capable of selling all, or any, of the common shares offered hereby.

THE COMPANY MAY LOSE ITS TOP MANAGEMENT WITHOUT EMPLOYMENT AGREEMENTS

Our operations depend substantially on the skills, knowledge and experience of the present management, which devotes itself to the Company on a part-time basis. The Company has no other full or part-time individuals devoted to the development of our Company. Furthermore, the Company does not maintain key man life insurance. Without an employment contract, we may lose the present management of the Company to other pursuits without a sufficient warning and, consequently, we may be forced to terminate our operations.

WE MAY BE UNABLE TO GENERATE SUSTAINABLE REVENUE WITHOUT SUBSTANTIAL SALES, MARKETING OR DISTRIBUTION CAPABILITIES

The Company has not substantially commenced its planned business strategy and does not have any significant sales or marketing capabilities in place yet. We cannot guarantee that we will be able to develop a sales and marketing plan or effective operational capabilities. In the event we are unable to successfully implement these objectives, we may be unable to continue operations.

BLUE SKY LAWS MAY LIMIT YOUR ABILITY TO SELL YOUR SHARES. IF THE STATE LAWS ARE NOT FOLLOWED, YOU MAY NOT BE ABLE TO SELL YOUR SHARES AND YOU MAY LOOSE YOUR INVESTMENT

State Blue Sky laws may limit resale of the shares offered in this prospectus. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. We are unsure at this time in what state or states we intend to offer and sell the shares of common stock offered hereby.  However, we will not make any offer of these securities in any jurisdiction where the offer is not permitted.

FOR ALL THE AFOREMENTIONED REASONS THE SHARES OFFERED HEREIN INVOLVE A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING THE PURCHASE OF THESE SHARES SHOULD BE AWARE OF THESE RISKS AND OTHER FACTORS SET-FORTH IN THIS MEMORANDUM AND SHOULD CONSULT WITH HIS/HER LEGAL, TAX AND FINANCIAL ADVISORS PRIOR TO MAKING AN INVESTMENT IN THE COMPANY. THESE SHARES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE ALL OF THEIR INVESTMENT.

ITEM 4 – USE OF PROCEEDS

The Company intends to use the proceeds from this offering as follows:

	Minimum		50% of Maximum		Maximum
Application Of Proceeds	$	% of total	$	% of total	$	% of total

Total Offering Proceeds	25,000	100.00	150,000	100.00	300,000	100.00

Offering Expenses
Legal and professional fees	1,000	4.00	1,000.67		1,000	0.33
Accounting fees	2,500	10.00	2,500	1.67	2,500	0.84
Escrow Fees	-	-	-	-	-	-
Total Offering Expenses	3,500	14.00	3,500	2.34.	3,500	1.17

Net Proceeds from Offering	21,500	86.00	146,500	97.66	296,500	98.83

Use of Net Proceeds
Accounting fees	-	-	-	-	-	-
Legal and professional fees	-	-	-	-	-	-
Office Equipment	-	-	-	-	-	-
Printing Supplies	-	-	-	-	-	-
Part Time Employee	-	-	-	-	-	-
Sales and marketing	-	-	73,250	50.00	148,250	50.00
Working capital (1)	21,500	86.00	73,250	50.00	148,250	50.00

Total Use of Net Proceeds	21,500	86.00	146,500	97.66	296,500	98.83
Total Use of Proceeds	21,500	100.00	150,000	100.00	300,000	100.00
Notes:

1.
The category of General Working Capital may include, but not be limited to, printing costs, postage, communication equipment and services, shipping and delivery charges, additional professional fees and other general operating expenses.

Without realizing the maximum offering proceeds, we may not be able to fully implement our business plan. Please refer to the section, herein, titled “Management’s Discussion and Plan of Operation” on page 23 for further information.

Reservation of Right to Change the Use of Proceeds

In the event that the offering does not reach the maximum amount indicated, the capital requirements exceed expectations due to industry conditions, the Company’s needs and/or the general economic conditions (such as, by way of example and not by limitation, enhanced costs for products, increased professional fees and costs for outside consultants, or higher fuel and shipping expenses) do not meet our expectations, our management has the discretion and flexibility to allocate the net proceeds to meet those capital requirements.

ITEM 5 – DETERMINATION OF OFFERING PRICE

COMMON EQUITY

As of the date of this prospectus, there is no public market for our common stock. The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value and should not be considered an indication of the actual value of our company or our shares of common stock. The price does not bear any relationship to our assets, book value, historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources, the general conditions of the securities market and the likelihood of acceptance of this offering. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.
The price of the common stock that will prevail in any market that develops after the offering, if any, may be higher or lower than the price you paid. There is no assurance that an active market will ever develop in our securities. You may not be able to resell any shares you purchase in this offering. Our common stock has never been traded on any exchange or market prior to this offering.

WARRANTS, RIGHTS AND CONVERTIBLE SECURITIES

There are no warrants, rights or convertible securities being offered in this prospectus.

ITEM 6 – DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net book value” is the amount that results from subtracting total liabilities from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders. In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock.

Assuming the maximum number of shares offered herein are sold, giving effect to the receipt of the maximum estimated proceeds of this offering from shareholders net of the offering expenses, our net book value will be $300,142.00 or approximately $0.01166 per share. Therefore, the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.08834 per share while our present stockholders will receive an increase of approximately $0.01154 per share in the net tangible book value of the shares they hold. This will result in an 88.34% dilution for purchasers of stock in this offering.

Assuming the minimum number of shares offered herein are sold, giving effect to the receipt of the minimum estimated proceeds of this offering from shareholders net of the offering expenses, our net book value will be $25,142.00 or approximately $0.00109 per share. Therefore, the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.09891 per share while our present stockholders will receive an increase of approximately $0.00098 per share in the net tangible book value of the shares they hold. This will result in a 98.91% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

	Minimum	Maximum
	Offering	Offering

Offering Price Per Share	$0.10	$0.10

Book Value Per Share Before the Offering	$0.00012	$0.00012
Book Value Per Share After the Offering	$0.00109	$0.01166

Net Increase to Original Shareholders	$0.00098	$0.01154

Decrease in Investment to New Shareholders	$0.09891	$0.08834

Dilution to New Shareholders (%)	98.91%	88.34%

ITEM 7 – SELLING SHAREHOLDERS

There are no selling shareholders in this offering.

ITEM 8 – PLAN OF DISTRIBUTION

UNDERWRITERS

This is a direct primary offering utilizing the efforts of our sole officer and director. Potential investors include, but are not limited to, family, friends and acquaintances of our sole officer and director. Management is not entitled to participate in this offering. The intended methods of communication include, without limitation, telephone and personal contact. In the Company’s endeavors to sell this offering it will not use any mass advertising methods such as the internet or print media.  No underwriters will be used.

OTHER

There is no public market for our common stock. The shares herein shall be offered on a self underwritten basis which means that it does not involve the participation of an underwriter or broker and will be conducted solely by the officer and director of the Company, who is exempt from broker-dealer registration. Our common stock is currently held by three (3) shareholders of record. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association.  We have not identified or approached any broker/dealer with regard to assisting us to apply for such listing. We are unable to estimate when we expect to undertake this endeavor or that we will be successful. In the absence of listing, no market is available for investors in our common stock to sell their shares. We cannot guarantee that a meaningful trading market will develop or that we will be able to get our common stock listed for trading.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond our control. As a result, investors may be unable to sell their shares at all or unable to sell their shares at or greater than the price at which they are being offered.

No one will receive any commission for any sales originated on the Company’s behalf. We believe that our sole officer and director is exempt from registration as a broker under the provisions of Rule 3a4-1, et seq, as promulgated under the Securities Exchange Act of 1934. In particular, as to our sole officer and director, he:

1.	Is not subject to a statutory disqualification, as that term is defined in Section 3(a) 39 of the Act, at the time of his participation; and
2.	Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
3.	Is not an associated person of a broker or dealer; and
4.	Meets the following conditions:
a.	Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer other than in connection with transactions in securities; and
b.	Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and
c.
Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within Rule 415registration.

There can be no assurance that all, or any, of the shares will be sold. As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named herein.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have made a good faith attempt to comply or have a good faith belief that no registration or qualification is required. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold.

Funds received in connection with sales of our securities will be transmitted immediately into a separate bank account, to be established by the Company, until the minimum sales threshold is reached at which time the funds shall be released to the Company’s general account. There can be no assurance that all, or any, of the shares will be sold. Failure to reach the Minimum Offering will result in all money being returned to the investor. No interest will be paid to any shareholder. All subscription funds will be held in the bank pending achievement of the Minimum Offering and no funds shall be released to the Active Health Foods, Inc. general account until such a time as the minimum proceeds are raised. Once the Minimum Offering has been achieved and the funds released to the Active Health Foods, Inc.’s general account, Active Health Foods, Inc. will continue to receive funds and perform additional disbursements until either the Maximum Offering is achieved, the Company terminates the offering, or a period of 180 days from the effective date of this offering expires (unless extended by the Company), whichever event first occurs.  If the Minimum Offering is not achieved within 180 days of the date of this prospectus (or an additional 180 days, if so extended by the Company), all subscription funds will be returned to investors promptly without interest or deduction of fees. Should the offering be extended, each investor shall be notified within 30 days thereafter in writing via U. S. Mail at the address provided on the Subscription Agreement.

Investors can purchase common stock in this offering by completing a Subscription Agreement (Exhibit 99.1) and sending it together with payment in full to the Company. All payments must be made in United States currency by personal check, bank draft, or cashier’s check. There is no minimum subscription requirement. The Company expressly reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within ten (10) business days of the rejection date.

ITEM 9 – DESCRIPTION OF SECURITIES TO BE REGISTERED

CAPITAL STOCK

Active Health Foods, Inc. is authorized to issue 100,000,000 shares of common stock, $0.001 par value. The Company is not authorized to issue any preferred stock.

The holders of Active Health Foods, Inc.’s common stock:

1.	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;
2.	Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or otherwise winding up of corporate affairs;
3.	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
4.	Are entitled to one vote per share on all matters on which stockholders may vote.

Common Stock

The Company has issued 22,750,000 shares of common stock to date held by three (3) shareholders of record.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be validly issued, fully paid for, non assessable and free of preemptive rights.

Preferred Stock

No preferred stock has been authorized.

The Company has no current plans to either authorize or issue any preferred stock nor adopt any series, preferences or other classification of any stock. The Board of Directors may be authorized to provide for the issuance of shares of any authorized preferred stock in series and by filing a certificate pursuant to the laws of California, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or  restrictions thereof,  all  without  any further vote  or action  by the  stockholders.  Any shares  of  issued preferred stock may have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of any authorized stock, unless otherwise required by our bylaws, law of general applicability or stock exchange rules.

Preemptive Rights

No holder of any shares of Active Health Foods, Inc.’s stock has preemptive or preferential rights to acquire or subscribe to any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Non-Cumulative Voting

Holders of Active Health Foods, Inc. common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

Dividend Policy

As of the date of this prospectus, Active Health Foods, Inc. has never declared nor paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements, our financial position, general economic conditions, and other factors deemed pertinent by the Board of Directors. The Company does not anticipate declaring any stock or cash dividends on our common and preferred (should any be issued) stock in the foreseeable future.

Market Information

There is no publically traded market for our stock.

Effect of Penny Stock

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document of a format prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities.

Reports

After this offering, Active Health Foods, Inc. will make available to its shareholders annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports. Additionally, if our registration statement becomes effective pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended, we will be subject to the reporting obligations of Section 13 of the Securities Exchange Act.

You may read any copies of any materials we file with the Securities and Exchange Commission at the SEC’s reference s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that will contain copies of the materials we file electronically.  The address for the internet site is www.sec.gov.

DEBT SECURITIES

No debt securities are being offered or registered.

WARRANTS AND RIGHTS

No securities are being offered pursuant to warrants or rights.

OTHER SECURITIES

No other securities are being offered.

MARKET INFORMATION FOR SECURITIES OTHER THAN COMMON EQUITY

There are no other securities other than common equity.

ITEM 10 – INTEREST OF NAMED EXPERTS AND COUNSEL

The Law Office of Joseph D. MacKenzie, 8350 Wilshire Blvd., Suite 200, Beverly Hills, California, was retained solely for the purpose of rendering the legal opinion, attached as an exhibit hereto, on the validity of the common stock to be issued pursuant to this Registration Statement and for an opinion letter to the auditor which was required to complete the audit enclosed herein. As payment for said service, the Law Office of Joseph D. MacKenzie was paid a total of $1,000.00. The Law Office of Joseph D. MacKenzie is not receiving any contingent interest, fee or shares in the Company.

The Law Office of Joseph D. MacKenzie may be retained for additional legal services in the future at fees to be agreed upon.

The financial statements of Active Health Foods, Inc., as provided herein, have been audited by an independent public accountant firm approved by the Public Company Accounting Oversight Board. The audit firm that has provided the audited financials is Sadler, Gibb and Associates, with a business address of P.O. Box 411, Farmington, Utah.  Said firm has been paid the sum of $2,500.00 for the work performed to date.  Sadler, Gibb and Associates is not receiving any contingent interest, fee or shares in the Company.

Sadler, Gibb and Associates may be retained for additional audit and/or review services in the future at fees to be agreed upon.

Active Health Foods, Inc. has identified Holladay Stock Transfer, Inc., 2939 N. 67th Place, Scottsdale, Arizona, with a telephone number of (480) 481-3940, as the transfer agent the Company intends to retain once the offering is closed.

ITEM 11 – INFORMATION WITH RESPECT TO THE REGISTRANT

It is important for any potential investor to note that while the Company anticipates effectuating a business plan based upon the factors explained below, there may be present variables and/or future conditions or events that preclude the Company from realizing its goals and capacity to serve customers in a manner which benefits the Company as expected. As such, any potential investor should carefully consider the information contained herein and consult with legal counsel and financial advisors so as to determine the merit of the present offering and, specifically, the suitability of this offering for that individual investor.

DESCRIPTION OF BUSINESS

Form and Year of Organization

Active Health Foods, Inc. (“AHF” or the “Company”), was incorporated in the State of California on January 9, 2008, under the same name.

Fiscal Year End

Active Health Foods, Inc.’s fiscal year end is December 31.

Bankruptcy, Receivership and Similar Proceedings

The Company has never been party to any bankruptcy, receivership or similar proceeding, nor has it undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

Reclassification, Merger, Consolidation, Purchase or Sale of Assets Not in the Ordinary Course of Business

Active Health Foods, Inc. has not reclassified, merged, consolidated, purchased or sold any assets.

Description of Business

Principal Products and Services and Their Markets

Present Products

Active Health Foods, Inc. has developed the brand name “Active XTM” for its energy bars. The term “Active XTM” was trademarked by the company on May 6, 2008 (Exhibit 99.2). Active XTM energy bars are very moist and flavorful, 100% organic and 100% natural, made from a proprietary formula developed by and exclusive to Active Health Foods, Inc. This proprietary blend only uses high quality natural and organic ingredients. Active XTM energy bars come in four flavors:

►           Almond Chocolate Delight
►           Peanut Butter Chocolate Joy
►           Cashew Berry Dream
►           Coconut Cocoa Passion
In addition, Active Health Foods, Inc. has developed an energy bar specifically targeted for dialysis patients because of its high protein content. This particular kidney patient energy bar is likewise very moist and flavorful, made with both 100% organic and 100% natural ingredients, from a proprietary formula developed by and exclusive to Active Health Foods, Inc. This proprietary blend only uses high quality natural and organic ingredients. This Active XTM energy bar comes in one flavor at this time:

►           Double Chocolate Chip

Each standard and renal energy bar is 1.8 net ounces and comes wrapped in a distinctive, decorated full color wrapping. Each flavor is packaged into a full color decorated display box, which is specifically designed to be used as a counter display for the retailer.  Each uniquely designed display box holds 16 bars. There are eight display boxes to a case, for totals 128 bars per case.

At the present time, Active Health Foods, Inc. relies upon three (3) principal suppliers.  These suppliers are:

Betty Lou’s, Inc., 750 South East Booth Bend Road, McMinnville, Oregon for the standard Active XTM energy bars;

Noble Foods, Inc., 250-A Avro Pointe Claire, Quebec Province, Canada for the dialysis patient Active XTM energy bar;

Think, Plan, Deliver, 1010 #B Southwest Eleventh Ave., Portland, Oregon produces the wrappings and boxes.

We do not have any written contracts with any of these companies.

Active Health Foods, Inc. itself does not acquire any raw materials and therefore does not have any sources or direct need for acquisition of any raw materials to make Active XTM energy bars. The suppliers to the Company, noted in the paragraph above, acquire any and all raw materials that they may require for production of the Active XTM energy bars and the wrappings and boxes. The raw materials that these suppliers do require are all natural products grown and/or readily available in the United States.

Future Products

Active Health Foods, Inc. anticipates future products to include additional flavors of the standard and dialysis patient energy bars.  The Company also intends to develop a box package design for an assortment of Active XTM energy bars.

For additional future product distribution, besides expanding what is or will be in place, Active Health Foods, Inc. will explore fulfilling government, institutional, humanitarian and/or military requirements.

Services

Active Health Foods, Inc. does not provide any services.

Future Services

Active Health Foods, Inc. does not anticipate providing any services in the future.

Product Availability

Active Health Foods, Inc. itself does not acquire any raw materials and therefore does not have any sources or direct need for acquisition of any raw materials to make Active XTM energy bars. The suppliers to the Company, noted in the paragraph above, acquire any and all raw materials that they may require for production of the Active XTM energy bars and the wrappings and boxes. The raw materials that these suppliers do require are all natural products grown and/or readily available in the United States.

Intellectual Properties

We believe our trademark, proprietary and non-proprietary formulas and information afford us reasonable protection against the unauthorized copying of our products. However, it is possible that competitors will develop products equal or superior to ours without infringing upon our intellectual property.

Active Health Foods, Inc. does not foresee the need to protect any intellectual properties through formal means at this time. The Company will, however, continue to physically guard its proprietary formulas for the ingredients of Active XTM energy bars.

Sales and Marketing Strategy

Active Health Foods, Inc.’s strategic focus of effort will be on a long-term approach of communicating an unambiguous, attractive, creative marketing campaign, designed to resonate with the strongest key prospects for sales and service. This marketing undertaking will specifically identify Active Health Foods, Inc. to the marketplace end-user and will communicate a clear message of the products that Active Health Foods, Inc. can offer for the benefit of the consumer. Active Health Foods, Inc. believes in the lifetime value of a customer rather than the instant gratification of a quick sale.

Initially, our sales and marketing strategy and the efforts we will undertake to market and sell our products will be the result of the efforts conducted solely by the Company management.  We have not received any independent evaluation of our strategy and there can be no assurance that our strategy is an accurate or prudent assessment of the competitive conditions in today’s economic climate and our chosen industry in particular.

Active Health Foods, Inc. has identified a management company with a network of both brokers and distributors across the United States that will sell to retail outlets including, but not limited to, health food stores, gyms, and dialysis centers, as well as any other location it is appropriate and viable for marketing Active XTM energy bars. It is the intent of Active Health Foods, Inc. to retain this management company once there is sufficient working capital generated for steady production of the Active XTM energy bars. The Company intends to explore additional marketing possibilities in other venues that sell energy bars such as grocery retail outlets, convenience stores like 7-11 and large box stores like Costco, Sam’s Club and Wal-Mart.

As an additional marketing tool, AHF will actively engage in building close ties with critical suppliers, membership in business and professional associations and participation in public events in order to develop direct public exposure and exploit networking opportunities that might enhance our market introduction.

When resources become available, we intend to engage the services of a qualified product sales development consultant to cultivate plans for further developing and expanding our marketing strategy and sales exposure.

Distribution Methods

Following production of the Active XTM energy bars, in whichever location they are produced, the energy bars will be shipped directly to distributors or retailers or the Company will have the bars shipped to a local warehouse to be stored until further consignment to vendors. Shipment will be by common carrier, which will vary depending on the size, weight and delivery time requirements of each shipment.

We are currently working to identify an experienced internet service provider to develop a comprehensive internet presence as resources become available.

Industry Background and Competitive Business Conditions

Currently, the organic and health food industry is growing and the Company faces considerable competition from other companies worldwide. This business is replete with competition at all levels of geographic settings, expertise and ethical variances. Our ability to remain competitive is based on our ability to provide our customers with a broad range of quality products, competitively priced, with superior customer service. The prospective ability to develop cost effective products that provide superior value is an integral component of our ability to stay competitive. We believe that the breadth and quality of our existing product line, the infrastructure in place to effectively source our products and the skill and dedication of our management will allow us to successfully compete in our chosen marketplace.

No formal study has been commissioned or initiated to analyze the competition that the Company will or may face. The Company’s internal management competitor analysis reveals that the health food industry is a competitive business with competition coming from small locally owned companies, major big box stores labeling generic brands with their signature label, to the more popular selling organic bars such as “Clif” and “Luna”. None of these produce and sell 100% organic and 100% natural food bars like Active XTM energy bars and as such they lack the nutritional value of an Active XTM energy bar. All competitors’ bars are dry, bland and contain fillers and paste, resulting in more of a rice crispy type bar than a 100% organic and 100% natural moist and flavorful bar such as Active XTM.

All of our major competitors are generally better financed, have greater name recognition, an established customer loyalty base and a broader range of markets than we do presently. Our core philosophy of a 100% organic and 100% natural product, reliability of not only product quality but delivery as well, along with a fair price, we believe will distinguish our Company from the competition. Even with the competitive nature of the business, there is an opportunity for the Company to position itself for success by recognizing and catering to an increasingly demanding consumer. If the Company is unable to compete successfully against any of these competitors, then revenues could be negatively impacted, which would adversely affect the business, results of operations and financial condition of the Company.

Sources and Availability of Raw Materials

Active Health Foods, Inc. itself does not acquire any raw materials and therefore does not have any sources or direct need for acquisition of any raw materials to make Active XTM energy bars. The suppliers to the Company, already identified herein, acquire any and all raw materials that they may require for production of the Active XTM energy bars.  The raw materials that they do acquire are all natural products grown and readily available in the United States.

Dependence upon One or a Few Major Customers

Active Health Foods, Inc. does not rely upon one or just a few customers.  Management believes that the Active XTM energy bars will have a broad public appeal.

Extent that the Business Is Seasonal

Management does not believe that Active XTM energy bars are or will be seasonal.

Patients, Trademarks, Licenses, Franchises and Concessions

Active Health Foods, Inc. has one trademark, granted May 6, 2008 by the United States Patent and Trademark Office under Registration Number 3,424,563, for the term “Active XTM” (Exhibit 99.2). Said trademark will remain in full force and effect for a period of ten (10) years and is renewable thereafter. It is believed by management that the trademark “Active XTM” will become increasingly more important as the Active XTM brand becomes known to the public.

Need for Government Approval on Principal Products or Services

The Company is not aware of any government approval required for our products.

The Federal Food and Drug Administration (FDA) does not have to pass on any packaging or product content for our energy bar. What the FDA does require is truth in packaging, which we have.

Existing or Probably Government Regulations

The Federal Food and Drug Administration (FDA) does not have to pass on any packaging or product content for our energy bar.  What the FDA does require is truth in packaging, which we have.

The Company is not aware of any specific regulatory obstacles to our business plan.  That is not to say that we are not generally aware of the multitude of rules, statutes and administrative regulations that may apply, including, but not limited to, local business licenses and regulations. However, we do not foresee these as prohibiting the implementation of our business plan, but merely as temporary administrative obstacles that will be addressed and overcome as they arise, or as best we can forecast their arrival.

Should we be able to develop and open our own production facility, we would be subject to further regulation under local, state and federal authorities, including possible requirements regarding occupational safety, production and labor practices, environmental protection and hazardous substance control, if any, and may be subject to other present and future local, state and federal regulation

Research and Development

The founder, Gregory Manos, personally directed the research and development of our products prior to filing this registration statement.  No cost or expense was or will be borne directly by any customer.

No future research and development is anticipated at this time.

Compliance with Environmental Laws

Active Health Foods, Inc. does not conduct any activities requiring compliance with any federal, state or local environmental statutes or regulations. However, should we open our own production facility, we would be subject to further regulation under local, state and federal authorities, including possible requirements regarding environmental protection and hazardous substance control, if any, and may be subject to other present and future local, state and federal regulation.

Number of Employees

The Company does not presently have any full or part-time employees. The sole officer and director of the Company is providing time and services as necessary for the development of the Company.

Active Health Foods, Inc. is currently in the development stage.  During this development period, we plan to rely exclusively on the services of our sole officer and director to establish business operations and perform or supervise the minimal services required at this time. Our operations are currently on a small scale and, it is believed, manageable by the present management. The responsibilities are mainly administrative at this time, as our operations are minimal.

Anticipated Material Changes in Number of Employees

We do not anticipate any material change in the number of employees in the foreseeable future.

Acquisition or Disposition of Any Material Assets

The Company does not anticipate any acquisition or disposition of any material assets.

Material Acquisition of Plant and Equipment

The Company does not anticipate any material acquisition of any plant or equipment.

Reports to Security Holders

After this offering, the Company will make available to shareholders audited annual financial reports certified by independent accountants, and may, in its discretion, make available unaudited quarterly financial reports. The Company will file periodic reports with the Securities and Exchange Commission as required to maintain a fully reporting status.

The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 on official business days during the hours of 10:00 a.m. to 3:00 p.m. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.  The address of that site is:  http://www.sec.gov

DESCRIPTION OF PROPERTY

We do not have a physical location for the Company except for a corporate mailing address.

We use a corporate mailing address located at 6185 Magnolia Ave., Suite 403, Riverside, CA 92506. The Company has a telephone number of (951) 360-9970 and a fax number of (626) 335-7750.

Gregory Manos, our sole officer and director, is presently personally leasing this location. This facility is currently being provided to the Company free of charge by Gregory Manos. There are no proposed programs for the renovation, improvement or development of the facilities currently in use.

Our management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income. We do not presently hold any investments or interests in real estate, investments in real estate mortgages, or securities or interests in businesses or individuals primarily engaged in real estate activities.

LEGAL PROCEEDINGS

There are no known pending legal or administrative proceedings against the Company.

Gregory Manos, the sole officer and director of the Company, has not been convicted in any criminal proceeding and has never been named the subject of any criminal proceeding.

Gregory Manos, the sole officer and director of the Company, has not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Gregory Manos, the sole officer and director of the Company, has not been convicted of violating any federal or state securities or commodities law and has never been found to have violated any federal or state securities law by any court of competent jurisdiction in any civil action by the Securities and Exchange Commission or any state commission.

No officer, director, significant employee or consultant has had any bankruptcy petition filed by or against any business in which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time.

State Blue Sky Information

We are unsure at this time in what state or states we intend to offer and sell the shares of common stock offered hereby.  However, we will not knowingly make any offer of these securities in any jurisdiction where the offer is not permitted.

MARKET PRICE AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY AND STOCKHOLDER MATTERS

Market Information

As of the date of this prospectus, there is no public market in Active Health Foods, Inc.’s common stock. This prospectus is a step toward creating a public market for our stock, which may enhance the liquidity of our shares. However, there can be no assurance that a meaningful trading market will develop. Active Health Foods, Inc. and its management make no representation about the present or future value of our common stock.

As of the date of this prospectus,

1.	There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of Active Health Foods, Inc.;

2.	There are currently 22,750,000 shares of our common stock issued and held by three (3) shareholders of record. These shares are not eligible to be sold pursuant to Rule 144 under the Securities Act;

3.	Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

All of the presently outstanding shares of common stock (22,750,000) are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which became effective on or about February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at anytime previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founder of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Holders

As of the date of this prospectus, Active Health Foods, Inc. has 22,750,000 shares of $0.001 par value common stock issued and outstanding held by three (3) shareholders of record.

Dividends

The Company has neither declared nor paid any cash dividends. For the foreseeable future, the Company does not anticipate declaring or paying any cash dividends. The Company intends to retain any earnings to finance the development and expansion of its business, and, as such, does not anticipate paying any cash dividends on its preferred or common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including the Company’s financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors deems relevant.

Securities Authorized for Issuance under Equity Compensation Plans

The Company has not authorized any securities for issuance under any equity compensation plan.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section should be read in conjunction with the Audited Financial Statements included in this prospectus.

Plan of Operation

Active Health Foods, Inc. was incorporated on January 9, 2008 in the State of California, under the same name. As of the date of this document, we have generated nominal revenues and substantial expenses. This resulted in a net loss since inception, which is attributable to general and administrative expenses. Please review the Audited Financial Statements included with the offering.

Since incorporation, we have financed our operations primarily through minimal initial capitalization and nominal sales.

To date we have not implemented our planned principal operations. Our ability to commence operations will be entirely dependent upon the proceeds to be raised in this offering and the efforts of our management. If we do not raise at least the minimum offering amount, we will be unable to establish a base of operations, without which we will be unable to begin to generate any revenues. The realization of revenues in the next 12 months is critically important in the execution of our plan of operations. However, we cannot guarantee that we will generate such growth. If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. We cannot assure any investor that, if needed, sufficient financing can be obtained or, if available, that it will be available on reasonable terms. Without realization of additional capital, if needed, it would be unlikely for operations to continue.

Active Health Foods, Inc.’s management does not expect to conduct any research and development.

Active Health Foods, Inc. currently does not own any significant plant facilities or equipment that it would seek to refinance or sell in the near future. The Company does not envision purchasing any significant equipment in the near future.

Our management does not anticipate any significant changes in the number of employees in the next 12 months. Currently, we believe the services provided by our sole officer and director is sufficient at this time.

We have not paid for expenses on behalf of any director. Additionally, we believe that this practice will not materially change.

Liquidity

The term “liquidity” as used herein refers to the ability of an enterprise to generate adequate amounts of cash to meet the enterprise’s needs for cash. At the present time, our available cash is not sufficient to allow us to commence full execution of our business plan.  The Company has minimal cash on hand and no ability to generate cash without the sale of its equity. Management anticipates an improved cash flow when the offering is completed, which will enable the Company to contract for production of its products. The Company has no ability to obtain loans or cash except for sale of a portion of its equity. Until our production and marketing plans are fully implemented, we are not able to quantify with any certainty any planned capital expenditures including the hiring of consultants and contractors.

Capital Resources

The Company has no commitments for capital expenditures as of the latest fiscal period.  The Company intends to primarily focus its capital resources, if such resources become available, on procurement of its products for sale and the marketing and distribution of those products.

Results of Operations

Since inception, we have generated $16,764 in revenues and have incurred a cumulative net loss of $294,678 as reflected in the financial statements contained within this registration statement.

To date we have not implemented our planned principal operations. Our ability to commence operations will be entirely dependent upon the proceeds to be raised in this offering and the efforts of our management. If we do not raise at least the minimum offering amount, we will be unable to establish a base of operations, without which we will be unable to begin to generate any revenues. The realization of revenues in the next 12 months is critically important in the execution of our plan of operations. However, we cannot guarantee that we will generate such growth. If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. We cannot assure any investor that, if needed, sufficient financing can be obtained or, if available, that it will be available on reasonable terms. Without realization of additional capital, if needed, it would be unlikely for operations to continue.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Since inception until the present time, the principal independent accounting firm for the Company has not resigned, declined to stand for reelection or been dismissed. We have no disagreements with our independent registered public accounting firm on any matter of accounting principles or with any financial statement disclosures.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of Directors and Executive Officers

Directors are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers are appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until resignation or removal from office.

Our Board of Directors does not have any nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service

Gregory Manos	54	President, Treasurer, sole Director, Chief Executive and Accounting Officer	Inception to present
Our directors will hold office until the next annual meeting of the stockholders, typically held on or near the anniversary date of inception, and until successors have been elected and qualified.  At the present time, our officers were appointed by our directors and will hold office until resignation or removal from office.

The board of directors has no nominating, auditing or compensation committees.

Gregory Manos, our sole officer and director, has outside interests and obligations other than Active Health Foods, Inc.  Mr. Manos intends to spend approximately 10-15 hours per week on our business affairs.

At the date of this prospectus, Active Health Foods, Inc. is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

Identification of Significant Employees

The Company does not presently have any full or part-time employees. The sole officer and director of the Company is providing time and services as necessary for the development of the Company.

Family Relationships

There are no family relationships between any director, executive officer, or person nominated or chosen by the registrant to become a director or executive officer.

Business Experience of Each Director and Executive Officer

Gregory Manos, President, Treasurer, Chief Executive Officer, Chief Accounting Officer, and Director – Gregory Manos has been in all facets of the food and beverage industry with over 35 years experience in the industry at every level including sales and management. Mr. Manos’ extensive background includes: the position of department manager with Ralph’s Grocery Company from 1972 to 1979, where he performed the duties of department manager in all departments of this major grocery chain store, and completed Ralph’s two year management program; general sales manager with Markstein Beverage Company from 1977 to 1982, where he was responsible for the sales department of one of the largest Budweiser distributors on the West Coast, managing a sales and delivery staff of 112; district manager with Wisdom Import Company from 1982 to 1984, where he was responsible for sales and marketing of all product lines for Northern California and Nevada, directing 35 independent beer distributors, and had the additional responsibility for product sales in all major chain stores; regional sales manager for Golden Brands Marketing from 1984 to 1989, where he was responsible for sales and marketing of all company product lines on the West Coast, directed and managed independent distributors and introduced Evian Water and Jolt Cola to the marketplace; regional sales manager for Labatts USA, Inc from 1989 to 1992, where he was responsible for sales and marketing of all company product lines for the West Coast, developed and managed marketing plans, sales goals and budgets, established and maintained trade relationships with key individuals to facilitate program acceptance and secured business relationships with all major chain store headquarters; regional sales manager for Golden Brands Marketing Company from 1992 to 1996, where he was responsible for sales and marketing of all company product lines, managed all aspects of the new business operation for the West Coast, developed and structured the entire business for the parent company, including opening expansion markets, hiring and training new employees, creating and implementing marketing plans, sales, goals and budgets and oversaw the introduction of Clearly Canadian to the entire West Coast; national sales manager for Aloe Splash, Inc. from 2000 to 2003, where he was responsible for the entire business operations including the initial market introduction, roll-out for a beverage called Aloe Splash, hiring of employees, managing all distributors, developing market plans and overseeing the entire market execution through a network of beer distributors; director of sales of Aqua Vie Beverage Corporation from 2003 to 2005, where he was responsible for the introduction and placement of the brand Aqua Vie into all of the major chain store accounts in the states of California, Nevada, Arizona and Texas.

Mr. Manos has a proven record in successful product identification, development and introduction and consistently builds organizations with major sales and profitability for consumer products.

Legal Proceedings

Gregory Manos, the sole officer and director of the Company, has never filed for bankruptcy nor had a receiver, fiscal agent or similar officer appointed by a court for any business or property of his, has never been convicted in a criminal proceeding and is not a named subject of any pending criminal proceeding.  Nor has Gregory Manos ever been the subject of any order enjoining him from any type of business, securities or banking activities, or ever been found to have violated any federal or state securities law.

Promoters and Control Persons

The Company is not involved with any promoters or control persons, with the exception of the founder, sole officer and director, and majority shareholder, Gregory Manos.

Board Committees

Our board of directors has not established any committees, including an audit committee, a compensation committee, a nominating committee or any committee or committees performing similar functions. The functions of those committees are being undertaken by the entire board as a whole. Because we do not have any independent directors, our board of directors believes that the establishment of committees of the board would not provide any benefits to our company, could be considered more form than substance and would distract from our present goals of implementing our strategic production and marketing plans and becoming an economically viable company.

Directors

The maximum number of directors Active Health Foods, Inc. is authorized to have is seven (7). However, in no event may the Company have less than one director. Although we anticipate appointing additional directors, the Company has not identified any such person or any time frame within which this may occur.

The board of directors has no nominating, auditing or compensation committees.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our board of directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our board of directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our board will participate in the consideration of director nominees. Our sole director is not an "audit committee financial expert" within the meaning of Item 401(e) of Regulation S-K. In general, an "audit committee financial expert" is an individual member of the audit committee or board of directors who:

                  ►              understands generally accepted accounting principles and financial statements,
►	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,
►	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

►	understands internal controls over financial reporting, and
                  ►              understands audit committee functions.

Our board of directors is comprised of an individual who was integral to our formation and who is involved in our day to day operations. This individual, who has been instrumental to our development, does not have any professional background in finance or accounting. As with most small, early stage companies, until such time as our company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, we do not have any immediate prospects to attract independent directors. When we are able to expand our board of directors to include one or more independent directors, we intend to establish an audit committee of our board of directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our board of directors include "independent" directors, nor are we required to establish or maintain an audit committee or other committee of our board of directors.

Directors Compensation

Directors are not entitled to receive compensation, either directly or indirectly, for services rendered to Active Health Foods, Inc., or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director. The Company has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors.

Corporate Code of Conduct and Ethics

A code of ethics is a written standard designed to deter wrongdoing and to promote:

              ►              honest and ethical conduct,

              ►              full, fair, accurate, timely and understandable disclosure in  regulatory filings and public statements,

              ►              compliance with applicable laws, rules and regulations,

              ►              the prompt reporting violation of the code, and

              ►              accountability for adherence to the code.

We adopted a corporate code of Conduct and ethics which is applicable to our directors, officers and employees. A copy has been attached to this registration statement as Exhibit 14.1.

Officers and Directors Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, the Company may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his or her position, if he or she acted in good faith and in a manner he or she reasonably believed to be in the Company’s best interest. The Company may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he or she is to be indemnified, the Company must indemnify the officer or director against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, then only by a court order. The indemnification coverage is intended to be to the fullest extent permitted by applicable laws.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to officers or directors under applicable state law, the Company is informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Gregory Manos	2008	-	-	-	-	-	-	-
Officer and Director	2009	-	-	-	-	-	-	-

Employment Contracts and Officers Compensation

Since Active Health Foods, Inc.’s incorporation on January 9, 2008, we have not paid any compensation to any officer, director or employee. We do not have employment agreements. Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, employment agreements will be executed. We do not currently have plans to pay any compensation until such time as the Company maintains a positive cash flow.

Stock Option Plan and Other Long-Term Incentive Plan

Active Health Foods, Inc. does not have existing or proposed option or SAR grants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group.  Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class
			Before Offering	After Offering(3)

Common	Gregory Manos, Officer and Director	20,900,000	91.87%	81.16%

Common Common	All Directors and Officers as a group (1 person) Nevada Business Development Corporation	20,900,000 1,750,000	91.87% 7.7%	81.16% 6.8%

Footnotes

(1)   The address of each executive officer and director is c/o Active Health Foods, Inc., 6185 Magnolia Ave., Suite 403, Riverside, California 92506.
     The address of Nevada Business Development Corporation is 5070 Arville, Suite 7, Las Vegas, Nevada; the principal officer and director of NBDC is Randall Brumbaugh..
(2)  As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).
(3)  Assumes the sale of the maximum amount of this offering (3,000,000 shares of common stock). The aggregate amount of shares to be issued and outstanding after the maximum offering is 25,750,000.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Transactions with Related Persons

There have been no transactions or any currently proposed transaction, in which the registrant was or is to be a participant and in which any related person had or will have a direct or indirect material interest.

Promoters and Certain Control Persons

The Company has not had a promoter at any time. The only control person is the founder and sole officer and director, Gregory Manos.

All Transactions Since Date of Inception

Since inception on January 9, 2008, Active Health Foods, Inc. issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

On or about January 9, 2008, Gregory Manos, the sole officer and director of the Company, was issued 200,000 shares of common stock for services and expenses, paid on behalf of the Company, related to the founding and incorporation of the Company. These shares were valued at $0.001 (par value) per share or $200.00 in the aggregate. This transaction was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(2).

On or about January 17, 2008, Shanais V. Pelka, holding a PhD in food science, was issued 100,000 shares of common stock for services related to the development of the products of the Company. These shares were valued at $0.001 (par value) per share or $100.00 in the aggregate. This transaction was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(2).

On or about January 17, 2008, Manos Beverages, Inc. was issued 700,000 shares of common stock for services related to the development of the Company and products of the Company. These shares were valued at $0.001 (par value) per share or $700.00 in the aggregate. This transaction was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(2).

On or about September 14, 2009, Manos Beverages, Inc. transferred to Gregory Manos 700,000 shares of common stock in Active Health Foods, Inc. for services and unreimbursed expenses related to the development of the products of the Company. These shares were valued at $0.001 (par value) per share or $700.00 in the aggregate. This transaction was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(2).

On or about September 14, 2009, Gregory Manos, the sole officer and director of the Company, was issued 20,000,000 shares of common stock for services to the Company in lieu of salary and reimbursement for expenses. These shares were valued at $0.001 (par value) per share or $20,000.00 in the aggregate. This transaction was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(2).

On or about September 14, 2009, Nevada Business Development Corporation was issued 1,750,000 shares of common stock for services and expenses, paid on behalf of the Company, related to general business consulting, development of the Company and management of its corporate documents. These shares were valued at $0.001 (par value) per share or $1,750.00 USD in the aggregate. This transaction was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(2).

The price of the common stock issued above was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed, in the process of being formed, in the process of being developed, and/or developing its strategic business plan and possessed no assets.

All of the transactions above were transactions by the Company not involving any public offering as required by the exemption provided from the registration provisions of the Securities Act of 1933, as amended. As such, no advertising or general solicitation was employed in offering any of the securities by the Company. All certificates evidencing the securities issued in such transactions will bear restrictive legends as securities issued in non-registered transactions that may only be resold in compliance with applicable federal and state securities laws. The applicable subscription documents relating to such transactions contained acknowledgments by the purchaser of such securities that the securities being acquired have not been registered, were restricted securities, could only be resold in compliance with applicable federal and state securities laws and the certificates evidencing such securities would bear restrictive legends.

ITEM 12 – INCORPORATION OF CERTAIN MATERIAL BY REFERENCE

The Registrant does not elect to incorporate any material by reference.

ITEM 12A – DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities

(other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of registrant’s legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(Balance of Page Intentionally Left Blank)

FINANCIAL STATEMENTS

ACTIVE HEALTH FOODS, INC.
(A Development Stage Company)

AUDIT AND REVIEW REPORTS OF INDEPENDENT ACCOUNTANTS
AND
FINANCIAL STATEMENTS

September 30, 2009 and December 31, 2008

________________________________________________________________________________________________

ACTIVE HEALTH FOODS, INC.

AUDIT REPORT OF INDEPENDENT ACCOUNTANTS
AND
FINANCIAL STATEMENTS

For the Year Ended December 31, 2008

SADLER, GIBB & ASSOCIATES, L.L.C.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Active Health Foods, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Active Health Foods, Inc. (A Development Stage Company) as of December 31, 2008, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the period from January 9, 2008 (inception) through December 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conduct our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Active Health Foods, Inc. (A Development Stage Company) as of December 31, 2008, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the period from January 9, 2008 (inception) through December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had a loss from operations of $285,344, an accumulated deficit of $285,344, working capital deficit of $8,819 and has earned revenues of $16,764 since inception, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

SADLER, GIBB AND ASSOCIATES, LLC

Salt Lake City, UT
February 1, 2010

ACTIVE HEALTH FOODS, INC.
(A Development Stage Company)
Balance Sheet

December 31, 2009

ASSETS
Current Assets	$17
Cash and cash equivalents
Total Current Assets	17

TOTAL ASSETS	$17

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Trade accounts payable and accrued expenses	$1,197
Notes payable, current	7,639
Total Current liabilities	8,836
Long-Term Liabilities
Notes payable, net of discount	$38,952
Total Long-Term Liabilities	38,952

Stockholders' Equity (Deficit)
Common stock; $0.001 par value; 10,000,000 shares authorized;
1,000,000 shares issued and outstanding	100
Additional paid-in capital	237,473
Deficit accumulated during the development stage	(285,344)
Total Stockholders' Equity (Deficit)	(47,771)
Total Liabilities and Stockholders' Equity	$17

ACTIVE HEALTH FOODS, INC.
(A Development Stage Company)
Statement of Operations

From Inception on January 9, 2008 Through December 31, 2008

Sales	$16,764
Cost of Goods Sold	12,093
Gross Profit	4,671
Operating Expenses
Impairment of intangible assets	64,502
General and administrative	222,963
Total Operating Expenses	287,465
Loss from Operations	(282,794)

Other Income (Expense)
Interest expense	(3,050)
Gain on extinguishment of debt	500
Total Other Expenses	(2,550)
Net (Loss)	$(285,344)

Basic Loss per Share	(0.29)
Basic Weighted-Average Shares Outstanding	997,765

The accompanying notes are an integral part of these consolidated financial statements.

ACTIVE HEALTH FOODS, INC.
(A Development Stage Company)
Statement of Stockholders’ Equity (Deficit)

			Additional	Retained	Total
	Common	Stock	Paid-In	Earnings	Stockholders'
	Shares	Amount	Capital	(Deficit)	Equity
Balance at inception on January 9, 2008	-	$-	$-	$-	$-
Issuance of founder shares	900,000	90	(90)	-	-
Shares issued for purchase of assets	100,000	10	-	-	10
Capital contributed by shareholder	-	-	237,563	-	237,563
Net loss from January 9, 2008 to
December 31, 2008	-	-	-	(285,344)	(285,344)
Balance, December 31, 2008	1,000,000	$100	$237,473	$(285,344)	$(47,771)

The accompanying notes are an integral part of these consolidated financial statements.

ACTIVE HEALTH FOODS, INC.
(A Development Stage Company)
Statement of Cash Flows

From Inception on January 9, 2008 Through December 31, 2008
Cash Flows From Operating Activities
Net income (loss)	$(285,344)
Adjustments to reconcile net loss to net cash used by operating activities:
Gain on the extinguishment of debt	(500)
Impairment of intangible assets	64,502
Amortization of discount on notes payable	3,050
Changes in operating assets and liabilities
Accounts payable and accrued expenses	1,197
Net Cash Used by Operating Activities	(217,095)

Cash Flows From Investing Activities
Asset purchase agreement	(5,000)
Net Cash Used by Investing Activities	(5,000)

Cash Flows From Financing Activities
Notes payable from asset purchase	(15,451)
Capital contributed by shareholders	237,563
Net Cash Provided by Financing Activities	222,112

Net Increase (Decrease) in Cash	17
Cash at Beginning of Year	-
Cash at End of Year	$17

Supplemental Disclosures of Cash Flow Information
Cash paid for interest	$-
Cash paid for income taxes	$-
Supplemental Schedule of Noncash Investing and Financing Activities
Stock issued for assets	10
Debt assumed in acquisition of assets	100,000

The accompanying notes are an integral part of these financial statements.

ACTIVE HEALTH FOODS, INC.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2008

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business and Organization
Active Health Foods, Inc. (“the Company”) was incorporated on January 9, 2008, as a California corporation to develop and market health foods and nutritional supplements.  The Company has limited revenues and operations and accordingly, therefore is classified as being in the development stage.

Revenue Recognition
The Company’s revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. The Company recognizes revenue net of an allowance for estimated returns, at the time the merchandise is sold or services performed. The allowance for sales returns is estimated based on the Company’s historical experience. Sales taxes are presented on a net basis (excluded from revenues and costs). Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

Basic Loss Per Share
Basis loss per share is calculated by dividing net loss by the weighted-average number of shares of common stock outstanding during the year.

Provision for Taxes
Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are  reduced by a  valuation  allowance  when,  in the opinion  of  management,  it is more  likely  than not  that  some portion or all of the deferred  tax assets will to be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax assets consist of the following components as of December 31, 2008.

December 31, 2008
Deferred Tax Assets
NOL Carryover	$111,168
Deferred Tax Liabilities	-
Valuation Allowance	(111,168)
Net Deferred Tax Assets	$-

The income tax provision differs from the amount of income tax determined by applying the U.S. federal, and state income tax rates of 39% to pretax income from continuing operations for the periods ended December 31, 2008.

At December 31, 2008, the Company had net operating loss carry forwards of approximately $285,344. That may be offset against future taxable income through 2028. No tax benefit has been reported in the December 31, 2008 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

ACTIVE HEALTH FOODS, INC.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2008

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents
For purposes of financial statement presentation, the Company considers all highly liquid investments with a maturity of three months or less, from the date of purchase, to be cash equivalents.  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Impairment of Long-Lived Assets
The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Advertising
The Company follows the policy of charging the costs of advertising to expense as incurred. The Company has not incurred advertising costs as of December 31, 2008.

Income Taxes
Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the bases of assets and liabilities for financial statement and income tax purposes. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.  Deferred taxes also are recognized for operating losses and tax credits that are available to offset future taxable income and income taxes.
NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

ACTIVE HEALTH FOODS, INC.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2008

          NOTE 3 – RECENT ACCOUNTING PRONOUCEMENTS

In May 2009, the FASB issued FAS 165, “Subsequent Events”.  This pronouncement establishes standards for accounting for and disclosing subsequent events (events which occur after the balance sheet date but before financial statements are issued or are available to be issued). FAS 165 requires and entity to disclose the date subsequent events were evaluated and whether that evaluation took place on the date financial statements were issued or were available to be issued. It is effective for interim and annual periods ending after June 15, 2009. The adoption of FAS 165 did not have a material impact on the Company’s financial condition or results of operation.

In June 2009, the FASB issued FAS 166, “Accounting for Transfers of Financial Assets” an amendment of FAS 140. FAS 140 is intended to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets: the effects of a transfer on its financial position, financial performance , and cash flows: and a transferor’s continuing involvement, if any, in transferred financial assets. This statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009. The Company does not expect the adoption of FAS 166 to have an impact on the Company’s results of operations, financial condition or cash flows.

In June 2009, the FASB issued FAS 167, “Amendments to FASB Interpretation No. 46(R)”. FAS 167 is intended to (1) address the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, as a result of the elimination of the qualifying special-purpose entity concept in FAS 166, and (2) constituent concerns about the application of certain key provisions of Interpretation 46(R), including those in which the accounting and disclosures under the Interpretation do not always provided timely and useful information about an enterprise’s involvement in a variable interest entity. This statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009. The Company does not expect the adoption of FAS 167 to have an impact on the Company’s results of operations, financial condition or cash flows.

In June 2009, the FASB issued FAS 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles”. FAS 168 will become the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this Statement, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other nongrandfathered non-SEC accounting literature not included in the Codification will become nonauthoritative. This statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009.The Company does not expect the adoption of FAS 168 to have an impact on the Company’s results of operations, financial condition or cash flows.

NOTE 4- COMMON STOCK ISSUANCES

During 2008, the Company issued 900,000 shares of its common stock to its founders for services valued at $90. The Company issued 100,000 shares of its common stock as part of an asset purchase agreement.  These shares were valued at par. The Company also received cash contributions from its founders in the amount of $237,473.

ACTIVE HEALTH FOODS, INC.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2008

              NOTE 5- INTANGIBLE ASSETS

On January 17, 2008 the Company entered into an asset purchase agreement to acquire certain trade secrets and trademarks.  The Company agreed to pay $5,000 cash; issued 100,000 shares of common stock valued at $10 and assumed $49,491 of net liabilities in exchange for formulas and trade secrets.

The Company valued the assets acquired at $64,502 and attributed half of the value to the trademarks and half to the trade secrets as noted in the table below.  In accordance with SFAS 144 (ASC 360), management has performed an impairment analysis based on future cash flows associated with the assets.   This analysis resulted in management impairing the value of these assets to zero and recognizing an impairment loss of $64,502 during the year ended December 31, 2008.  The following table shows the carrying value of the Company’s intangible assets as of December 31, 2008.

Trademarks	$32,251
Trade Secrets	32,251
Intangible assets prior to impairment	64,502
Impairment	(64,502)
Net intangible assets	$-

              NOTE 6- NOTES PAYABLE

On January 17, 2008 the Company entered into an asset purchase agreement to acquire certain trade secrets and trademarks.  The Company agreed to pay $5,000 cash; issued 100,000 shares of common stock valued at $10 and assumed $49,491 of net liabilities in exchange for formulas and trade secrets.

The $49,491 or net liabilities is comprised of two $45,000 notes that are payable in equal monthly installments in the amount of five hundred dollars ($500) for ninety (90) months continuing through September, 2015.  The notes do not accrue interest and have no prepayment penalty.  Since the notes do not accrue interest, the Company has computed an imputed interest on the notes and recorded a corresponding discount.  The interest rate used to calculate the imputed interest is eight percent (8%).  Summary of the calculation of the discount on the notes are as follows:

PV of loan discounted at 8%	$49,491
Undiscounted value of loan	90,000
Net discount	(40,509)

As of December 31, 2008, the Company has recognized $3,050 in imputed interest expense.  Future annual maturities of notes payable as of December 31, 2008, were as follows:

Year Ending December 31, 2008
2009	$5,950
2010	7,639
2011	7,277
2012	6,885
2013	6,461
Thereafter	9,279

NOTE 7- SUBSEQUENT EVENTS

During September 2009, the Company issued 1,750,000 shares of its common stock to its legal counsel in exchange for services valued at $1,750. In addition, the Company issued 20,000,000 shares of its common stock to its founder for services valued at $20,000.

ACTIVE HEALTH FOODS, INC.

REVIEW REPORT OF INDEPENDENT ACCOUNTANTS
AND
FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2009

SADLER, GIBB & ASSOCIATES, L.L.C.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Active Health Foods, Inc.
(A Development Stage Company)

We have reviewed the accompanying balance sheet of Active Health Foods, Inc. (A Development Stage Company) as of September 30, 2009, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the three and nine months ending September 30, 2009. These financial statements are the responsibility of the Company’s management.

We conduct our review in accordance with standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

SADLER, GIBB AND ASSOCIATES, LLC

Salt Lake City, UT
February 1, 2010

ACTIVE HEALTH FOODS, INC.
(A Development Stage Company)
Balance Sheets

	September 30,	December 31,
	2009	2008
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$ 2,642	$ 17
Total Current Assets	2,642	17

TOTAL ASSETS	$ 2,642	$ 17

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Trade accounts payable and accrued expenses	$ -	$ 1,197
Related party payable	10,000	-
Notes payable, current	7,370	7,639
Total Current Liabilities	17,370	8,836
Long-Term Liabilities
Notes payable, net of discount	36,697	38,952
Total Long-Term Liabilities	36,697	38,952

Stockholders' Equity (Deficit)
Common stock; $0.001 par value; 100,000,000 shares authorized;
22,750,000 and 1,000,000 shares issued and outstanding respectively	3,850	100
Additional paid-in capital	239,403	237,473
Deficit accumulated during the development stage	(294,678)	(285,344)
Total Stockholders' Equity (Deficit)	(51,425)	(47,771)
Total Liabilities and Stockholders' Equity	$ 2,642	$ 17

The accompanying notes are an integral part of these financial statements.

ACTIVE HEALTH FOODS, INC.
( A Development Stage Company)
Statements of Operations

				From	From
				Inception on	Inception on
	For the Three	For the Three	For the Nine	January 9,	January 9,
	Months Ended	Months Ended	Months Ended	2008 Through	2008 Through
	September 30,	September 30,	September 30,	September 30,	September 30,
	2009	2008	2009	2008	2009

REVENUES	$-	$-	$-	$16,764	$16,764
COST OF SALES	-	-	-	12,093	12,093
GROSS PROFIT	-	-	-	4,671	4,671
OPERATING EXPENSES
Impairment of intangible assets	-	-	-	-	64,502
General and administrative	2,108	4,225	6,096	226,772	229,059
Total Operating Expenses	2,108	4,225	6,096	226,772	293,561
LOSS FROM OPERATIONS	(2,108)	(4,225)	(6,096)	(222,101)	(288,890)

OTHER INCOME
Interest expense	(1,463)	(1,351)	(3,238)	-	(6,288)
Gain on extinguishment of debt	-	-	-	-	500
Total Other Income (Expense)	(1,463)	(1,351)	(3,238)	-	(5,788)
NET (LOSS)	$(3,571)	$(5,576)	$(9,334)	$(222,101	$(294,678)

BASIC LOSS PER SHARE	(0.00)	(0.01)	(0.00)	(0.22)
WEIGHTED AVERAGE
NUMBER OF COMMON SHARES
OUTSTANDING	5,019,022	1,000,000	2,354,396	997,765

				From	From
				Inception on	Inception on
	For the Three	For the Three	For the Nine	January 9,	January 9,
	Months Ended	Months Ended	Months Ended	2008 Through	2008 Through
	September 30,	September 30,	September 30,	September 30,	September 30,
	2009	2008	2009	2008	2009

REVENUES	$-	$-	$-	$16,764	$16,764
COST OF SALES	-	-	-	12,093	12,093
GROSS PROFIT	-	-	-	4,671	4,671
OPERATING EXPENSES
Impairment of intangible assets	-	-	-	-	64,502
General and administrative	2,108	4,225	6,096	226,772	229,059
Total Operating Expenses	2,108	4,225	6,096	226,772	293,561
LOSS FROM OPERATIONS	(2,108)	(4,225)	(6,096)	(222,101)	(288,890)

OTHER INCOME
Interest expense	(1,463)	(1,351)	(3,238)	-	(6,288)
Gain on extinguishment of debt	-	-	-	-	500
Total Other Income (Expense)	(1,463)	(1,351)	(3,238)	-	(5,788)
NET (LOSS)	$(3,571)	$(5,576)	$(9,334)	$(222,101	$(294,678)

BASIC LOSS PER SHARE	(0.00)	(0.01)	(0.00)	(0.22)
WEIGHTED AVERAGE
NUMBER OF COMMON SHARES
OUTSTANDING	5,019,022	1,000,000	2,354,396	997,765

The accompanying notes are an integral part of these financial statements.

ACTIVE HEALTH FOODS, INC.
(A Development Stage Company)
Statements of Stockholders' Equity (Deficit)
(Unaudited)

			Additional	Retained	Total
	Common Stock		Paid-In	Earnings	Stockholders'
	Shares	Amount	Capital	(Deficit)	Equity
Balance at inception on January 9, 2008	-	$ -	$ -	$ -	$ -

Issuance of founder shares	900,000	90	(90)	-	-
Shares issued for purchase of assets	100,000	10	-	-	10
Capital contributed by shareholder	-	-	237,563	-	237,563
Net loss from January 9, 2008 to
December 31, 2008	-	-	-	(285,344)	(285,344)
Balance, December 31, 2008	1,000,000	$ 100	$ 237,473	$(285,344)	$ (47,771)

Issuance of shares to founder	20,000,000	2,000	-	-	2,000
Common stock issued for services	1,750,000	1,750	-	-	1,750
Capital contributed by shareholders	-	-	1,930	-	1,930
Net loss for the nine months ended
September 30, 2009	-	-	-	(9,334)	(9,334)
Balance, September 30, 2009	22,750,000	$ 3,850	$ 239,403	$(294,678)	$ (51,425)

The accompanying notes are an integral part of these financial statements.

ACTIVE HEALTH FOODS, INC.
(A Development Stage Company)
Statements of Cash Flows
(Unaudited)

	For the Nine Months Ended September 30, 2009	From Inception on January 9, 2008 Through September 30, 2008	From Inception on January 9, 2008 Through September 30, 2009
Cash Flows From Operating Activities
Net income (loss)	$(9,334)	(222,201)	(294,678)
Adjustments to reconcile net loss to net cash used by operating activities:
Common stock issued for services	3,750	-	3,750
Gain on the extinguishment of debt	-	-	(500)
Impairment of intangible assets	-	-	64,502
Amortization of discount on notes payable	3,238	-	6,288
Changes in operating assets and liabilities
Accounts payable and accrued expenses	(1,197)	-	-
Net Cash Used by Operating Activities	(3,543)	(222,201)	(220,638)

Cash Flows From Investing Activities
Investment in intangible assets	-	-	(5,000)
Net Cash Provided by Investing Activities	-	-	(5,000)

Cash Flows From Financing Activities
Repayment of notes payable	(5,762)	-	(21,213)
Proceeds from the issuance of related party payable	10,500	-	10,500
Repayment of related party payables	(500)	-	(500)
Capital contributed by shareholders	1,930	227,583	239,493
Net Cash Provided by Financing Activities	6,168	227,583	228,280

Net Increase (Decrease) in Cash	2,625	5,382	2,642
Cash at Beginning of Year	17	-	-
Cash at End of Year	$2,642	5,482	2,642

Supplemental Disclosures of Cash Flow Information
Cash paid for interest	$-	-	-
Cash paid for income taxes	$-	-	-
Supplemental Schedule of Noncash Investing and Financing Activities
Stock issued for assets	$-	10	10
Debt assumed in acquisition of assets	$-	100,000	100,000

The accompanying notes are an integral part of these financial statements.

ACTIVE HEALTH FOODS, INC.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2009 and December 31, 2008

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at September 30, 2009, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2008 audited financial statements.  The results of operations for the period ended September 30, 2009 are not necessarily indicative of the operating results for the full year.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet
Established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Recent Accounting Pronouncements

In May 2009, the FASB issued FAS 165, “Subsequent Events”.  This pronouncement establishes standards for accounting for and disclosing subsequent events (events which occur after the balance sheet date but before financial statements are issued or are available to be issued). FAS 165 requires and entity to disclose the date subsequent events were evaluated and whether that evaluation took place on the date financial statements were issued or were available to be issued. It is effective for interim and annual periods ending after June 15, 2009.  The adoption of FAS 165 did not have a material impact on the Company’s financial condition or results of operation.

ACTIVE HEALTH FOODS, INC.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2009 and December 31, 2008

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (Continued)

In June 2009, the FASB issued FAS 166, “Accounting for Transfers of Financial Assets” an amendment of FAS 140. FAS 140 is intended to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets: the effects of a transfer on its financial position, financial performance, and cash flows: and a transferor’s continuing involvement, if any, in transferred financial assets. This statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009. The Company does not expect the adoption of FAS 166 to have an impact on the Company’s results of operations, financial condition or cash flows.

In June 2009, the FASB issued FAS 167, “Amendments to FASB Interpretation No. 46(R)”. FAS 167 is intended to (1) address the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, as a result of the elimination of the qualifying special-purpose entity concept in FAS 166, and (2) constituent concerns about the application of certain key provisions of Interpretation 46(R), including those in which the accounting and disclosures under the Interpretation do not always provided timely and useful information about an enterprise’s involvement in a variable interest entity. This statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009. The Company does not expect the adoption of FAS 167 to have an impact on the Company’s results of operations, financial condition or cash flows.

In June 2009, the FASB issued FAS 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles”. FAS 168 will become the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this Statement, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. This statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009.The Company does not expect the adoption of FAS 168 to have an impact on the Company’s results of operations, financial condition or cash flows.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the approximate costs and expenses payable by AHF in connection with the sale of the common stock being registered. AHF has agreed to pay all costs and expenses in connection with this offering of common stock.  The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Professional Fees	$1,000
Accounting Fees	$2,500
Escrow Fees	$0
Registration Fees	$100	Estimate
Blue Sky Fees (if applicable)	$1,000	Estimate

ITEM 14 - INDEMNIFICATION OF OFFICERS AND DIRECTORS

Active Health Foods, Inc.’s Articles of Incorporation and Bylaws provide for the indemnification of any present or former director or officer. The Company indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney's fees actually or reasonably incurred by him. California law also provides for discretionary indemnification for each person who serves as or at our request as an officer or director.  We may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

ITEM 15 - RECENT SALES OF UNREGISTERED SECURITIES

Since inception on January 9, 2008, Active Health Foods, Inc. issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

On or about January 9, 2008, Gregory Manos, the sole officer and director of the Company, was issued 200,000 shares of common stock for services and expenses, paid on behalf of the Company, related to the founding and incorporation of the Company. These shares were valued at $0.001 (par value) per share or $200.00 in the aggregate. This transaction was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(2).

On or about January 17, 2008, Shanais V. Pelka, holding a PhD in food science, was issued 100,000 shares of common stock for services related to the development of the products of the Company. These shares were valued at $0.001 (par value) per share or $100.00 in the aggregate. This transaction was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(2).

On or about January 17, 2008, Manos Beverages, Inc. was issued 700,000 shares of common stock for services related to the development of the Company and products of the Company. These shares were valued at $0.001 (par value) per share or $700.00 in the aggregate. This transaction was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(2).

On or about September 14, 2009, Manos Beverages, Inc. transferred to Gregory Manos 700,000 shares of common stock in Active Health Foods, Inc. for services and unreimbursed expenses related to the development of the products of the Company. These shares were valued at $0.001 (par value) per share or $700.00 in the aggregate. This transaction was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(2).

On or about September 14, 2009, Gregory Manos, the sole officer and director of the Company, was issued 20,000,000 shares of common stock for services to the Company in lieu of salary and reimbursement for expenses. These shares were valued at $0.001 (par value) per share or $20,000.00 in the aggregate. This transaction was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(2).

On or about September 14, 2009, Nevada Business Development Corporation was issued 1,750,000 shares of common stock for services and expenses, paid on behalf of the Company, related to general business consulting, development of the Company and management of its corporate documents. These shares were valued at $0.001 (par value) per share or $1,750.00 USD in the aggregate. This transaction was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(2).

The price of the common stock issued above was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed, in the process of being formed, in the process of being developed, and/or developing its strategic business plan and possessed no assets.

All of the transactions above were transactions by the Company not involving any public offering as required by the exemption provided from the registration provisions of the Securities Act of 1933, as amended. As such, no advertising or general solicitation was employed in offering any of the securities by the Company. All certificates evidencing the securities issued in such transactions will bear restrictive legends as securities issued in non-registered transactions that may only be resold in compliance with applicable federal and state securities laws. The applicable subscription documents relating to such transactions contained acknowledgments by the purchaser of such securities that the securities being acquired have not been registered, were restricted securities, could only be resold in compliance with applicable federal and state securities laws and the certificates evidencing such securities would bear restrictive legends.

In all of the transactions above, no principal underwriters were used.

ITEM 16 - EXHIBITS

Exhibit Number	Name/Identification of Exhibit

3.1	Articles of Incorporation
3.2	Amended Articles of Incorporation
3.3	Bylaws
5.1	Legal Opinion
14.1	Corporate Code of Conduct and Ethics
23.1	Consent of Attorney
23.2	Consents of Independent Auditors
99.1	Subscription Agreement
99.2	Active X Trademark Registration

ITEM 17 - UNDERTAKINGS

Undertakings

The registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities which remain unsold at the end of the offering.

(4) For determining liability under the Act, to any purchaser in the initial distribution of securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)   Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter);

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)  Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a Director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as a part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

Provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Riverside, State of California on March 1, 2010.

Active Health Foods, Inc.
(Registrant)

By: /s/ Gregory Manos
Gregory Manos
President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregory Manos	President and Director Chief Executive Officer	March 1, 2010
Gregory Manos

/s/ Gregory Manos	Secretary Chief Financial Officer	March 1, 2010
Gregory Manos

/s/ Gregory Manos	Treasurer Chief Accounting Officer	March 1, 2010
Gregory Manos